UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 30, 2010

(Date of earliest event reported)

DST Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-14036 (Commission File Number)	43-1581814 (I.R.S. Employer Identification Number)

333 West 11th Street
Kansas City, Missouri 64105
(Address of principal executive offices, including zip code)

(816) 435-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 30, 2010, DST Systems, Inc. (the "Company" or "DST"), through a newly formed U.K. subsidiary (“Newco”), entered into an agreement (“Purchase Agreement”) for the sale and purchase of the entire issued share capital of dsicmm Group Limited (“dsicmm”) with Mark Felstead and certain other sellers named in Schedule 1 to the agreement (the "Sellers").

DST’s U.K. subsidiary will contribute to Newco its debt-free U.K. print/mail operations as well as additional working capital in the form of cash and loans.  At the time of closing, the Sellers will exchange their dsicmm shares for Newco shares and cash, with the result that the equity of Newco will be owned approximately 65% by DST and approximately 35% by a group of the Sellers.  The Sellers have made certain customary representations, warranties and covenants to DST.

The percentage of Newco stock that will be owned by each stockholder is subject to adjustment after the closing in the event the working capital and total debt of dsicmm or Newco deviates from amounts set forth in the Purchase Agreement. The transaction is subject to customary closing conditions and regulatory approvals.  The parties presently expect the transaction to close in July 2010 (but there can be no assurance that it will).

dsicmm has approximately 1,200 employees and annual revenues of approximately $160 million, including annual operating revenues of approximately $120 million.  On a pro-forma basis, the transaction is not expected to have a material impact on DST’s net income or earnings per share for 2010.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which DST intends to file with the Securities and Exchange Commission as an exhibit to its next periodic report.  DST also intends to seek confidential treatment of certain terms of the Purchase Agreement at such time.

The information and comments in this Form 8-K may include forward-looking statements respecting the Company and its businesses.  Such information and comments are based on the Company’s views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in the Company’s latest periodic financial report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission.  All such factors should be considered in evaluating any forward-looking comment.  Unless required by applicable laws and regulations, the Company undertakes no obligation to update any forward-looking statements in this Form 8-K to reflect future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST Systems, Inc.

By:	/s/ Randall D. Young
Randall D. Young
Vice President, General Counsel and Secretary

Date: July 7, 2010